UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2016

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2016, W&T Offshore, Inc. (the “Company”) and certain of the holders (“Supporting Noteholders”) of the Company’s 8.500% Senior Notes due 2019 (the “Existing Notes”) party to the Support Agreement, dated as of July 11, 2016 (the “Support Agreement”), entered into an Amendment to the Support Agreement (the “Amendment”) in connection with the Company’s previously announced exchange offer for its Existing Notes, which (i) extended the Early Participation Date to 5:00 p.m., New York City time, on August 30, 2016 (as extended, the “Early Participation Date”), (ii) eliminated the Minimum Tender Condition (as defined in the Support Agreement) and (iii) increased the maximum consideration being offered to (i) 76,590,000 shares of common stock, par value $0.00001 per share, of the Company (the “Shares”) (increased from 62,100,000 Shares), (ii) $202.5 million aggregate principal amount of its new Senior Second Lien PIK Toggle Notes due 2020 (the “New Second Lien Notes”) and (iii) $180.0 million aggregate principal amount of its new Senior Third Lien PIK Toggle Notes due 2021 (the “New Third Lien Notes” and, together with the New Second Lien Notes, the “New Notes”; the New Notes and the Shares, the “New Securities”) pursuant to the terms of the offering memorandum and consent solicitation statement and the related letter of transmittal and consent, as amended by a supplement setting forth the modifications described above (together, the “Offering Documents”). The New Third Lien Notes will be issued in lieu of the unsecured Senior PIK Toggle Notes due 2021 described in the Offering Documents, regardless of the percentage in principal amount of Existing Notes that are tendered. In addition, the Amendment provides for certain limitations on the Company’s ability to consummate future exchanges or repurchases of the Existing Notes on terms more favorable than the terms provided in the exchange offer for the life of the Existing Notes.

The right to withdraw tenders of Existing Notes and related consents terminated at 5:00 p.m., New York City time, on August 8, 2016 (the “Withdrawal Deadline”). Accordingly, Existing Notes and related consents tendered before the Withdrawal Deadline remain tendered and may not be withdrawn or revoked, except in certain limited circumstances where additional withdrawal rights are required by law. Tenders submitted after the Withdrawal Deadline and on or before the Expiration Date (as defined in the Offering Documents) in the exchange offer and related consents will be irrevocable, except in the same limited circumstances.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Other Events.

On August 16, 2016, the Company issued a press release to announce the entry into the Amendment as set forth above.

The New Securities have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Form of Amendment by and among the Company and the Supporting Noteholders party thereto.

99.1	Press release issued by the Company on August 16, 2016, announcing entry into the Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: August 16, 2016	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment by and among the Company and the Supporting Noteholders party thereto.

99.1	Press release issued by the Company on August 16, 2016, announcing entry in to the Amendment.

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